QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109955 and 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and 333-32868) of The Hertz Corporation of our report dated March 6, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Florham Park, New Jersey March 6, 2008

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109955 and 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and 333-32868) of The Hertz Corporation of our report dated April 4, 2006, except for the effects of the restatement described in Note 1A (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2005, as to which the date is July 14, 2006, and Note 16 as to which the date is November 3, 2006 relating to the financial statements and financial statement schedules which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Florham Park, New Jersey March 6, 2008

QuickLinks

  Exhibit 23.1
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM